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Exhibit 23.1

Consent of Independent Auditors

To the Board of Directors and
Stockholders of Inamed Corporation:

        We consent to the incorporation by reference in the registration statements on Forms S-3 and S-8 (Nos. 333-107528, 333-105021, 333-43072, 333-32226, 333-88541, 333-38698 and 333-33498) of Inamed Corporation of our report dated February 19, 2004 relating to the consolidated balance sheets of Inamed Corporation and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for the years then ended, and the related financial statement schedule, which report appears in the 2003 Annual Report on Form 10-K of Inamed Corporation. Our report refers to our audit of the adjustments that were applied to revise the 2001 consolidated financial statements, as more fully described in Notes 1 and 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such adjustments.

/s/ KPMG LLP

Los Angeles, California
March 12, 2004

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  Exhibit 23.1
Consent of Independent Auditors